Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229482) and Form S-8 (Nos. 333-222758, 333-229975, and 333-237041) of VYNE Therapeutics Inc. of our report dated March 4, 2021 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
March 4, 2021